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                                                                   Exhibit 10.23

                          FORM OF BOISE CASCADE COMPANY
                         INCENTIVE AND PERFORMANCE PLAN


       1.     PURPOSE AND ESTABLISHMENT.

              1.1 PURPOSE. The Boise Cascade Company Incentive and Performance Plan (the "Plan") is intended to promote the interests of the Company and its shareholders by (a) attracting, motivating, rewarding, and retaining the broad-based management talent critical to achieving the Company's business goals; (b) linking a portion of each Participant's compensation to the performance of both the Company and the individual Participant; and (c) encouraging ownership of Stock (defined below) by Participants. The Plan has been adopted and approved by the Board of Directors (defined below) and the Company's Stockholders and will become effective upon consummation of the Company's initial public offering (that date being the "Effective Date").

              1.2 SUCCESSOR PLAN. This Plan shall be the successor plan to the Boise Cascade, L.L.C. Boise Incentive and Performance Plan (the "Predecessor Plan"). No further awards shall be made under the Predecessor Plan on or after the Effective Date. All awards outstanding under the Predecessor Plan as of the Effective Date ("Prior Awards") are incorporated into this Plan and shall be treated as awards under this Plan; however, each Prior Award shall continue to be governed solely by the terms of the award agreement evidencing the grant of the Prior Award.

       2. DEFINITIONS. As used in the Plan, the following definitions apply to the terms indicated below:

              2.1 "Agreement" means either the written agreement between the Company and a Participant evidencing an Award and setting forth the terms and conditions applicable to the Award or a statement issued by the Company to a Participant describing the terms and conditions of an Award.

              2.2    "Annual Incentive Award" means an Award granted under
Section 13.

              2.3 "Award" means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Unit, Performance Share, Annual Incentive Award, or Stock Bonus granted pursuant to the terms of the Plan.

              2.4 "Board of Directors" means the Board of Managers or Board of Directors of the Company, as applicable.

              2.5    A "Change in Control" shall be deemed to have occurred if:



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                     (a)    Any Person is or becomes the Beneficial Owner,
directly or indirectly, of securities of the Company representing 35% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; provided, however, if such Person acquires securities directly from the Company, such securities shall not be included unless such Person acquires additional securities which, when added to the securities acquired directly from the Company, exceed 35% of the Company's then outstanding shares of common stock or the combined voting power of the Company's then outstanding securities, and provided further that any acquisition of securities by any Person in connection with a transaction described in Section 2.5(c)(i) shall not be deemed to be a Change in Control; or

                     (b) The following individuals cease for any reason to constitute at least a majority of the number of directors then serving: individuals who, on the effective date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least 2/3rds of the directors then still in office who either were directors on the effective date hereof or whose appointment, election, or nomination for election was previously so approved (the "Continuing Directors"); or

                     (c) The consummation of a merger or consolidation of the Company with any other corporation other than (i) a merger or consolidation which would result in both (a) Continuing Directors continuing to constitute at least a majority of the number of directors of the combined entity immediately following consummation of such merger or consolidation, and (b) the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 35% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; provided that securities acquired directly from the Company shall not be included unless the Person acquires additional securities which, when added to the securities acquired directly from the Company, exceed 35% of the Company's then outstanding shares of common stock or the combined voting power of the Company's then outstanding securities; and provided further that any acquisition of securities by any Person in connection with a transaction described in Section 2.5(c)(i) shall not be deemed to be a Change in Control; or

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                     (d)    The stockholders of the Company approve a plan of
complete liquidation or dissolution of the Company or the consummation of an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, more than 50% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

                     A transaction described in Section 2.5(c) which is not a Change in Control solely due to the operation of Subsection 2.5(c)(i) will nevertheless constitute a Change in Control if the Board determines, prior to the consummation of the transaction, that there is not a reasonable assurance that, for at least two years following the consummation of the transaction, at least a majority of the members of the board of directors of the surviving entity or any parent will continue to consist of Continuing Directors and individuals whose election or nomination for election by the shareholders of the surviving entity or any parent would be approved by a vote of at least two-thirds of the Continuing Directors and individuals whose election or nomination for election has previously been so approved.

                     For purposes of this Section 2.5, "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act, and "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that "Person" shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, (v) an individual, entity or group that is permitted to and does report its beneficial ownership of securities of the Company on Schedule 13G under the Exchange Act (or any successor schedule), provided that if the individual, entity or group later becomes required to or does report its ownership of the Company's securities on
Schedule 13D under the Exchange Act (or any successor schedule), then the individual, person or group shall be deemed to be a Person as of the first date on which the individual, person or group becomes required to or does report its ownership on Schedule 13D or (vi) any Exempt Person.

              2.6 "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

              2.7 "Committee" means the Executive Compensation Committee of the Board of Directors or any successor to the Committee, which shall consist of three or more persons, each of whom, unless otherwise determined by the Board of Directors, is an "outside director" within the meaning of Section 162(m) of the Code and a "nonemployee director" within the meaning of Rule 16b-3.

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              2.8    "Company" means Boise Cascade Company, a Delaware
corporation, and any predecessor or successor thereto.

              2.9 "Director" means any individual who is a member of the Board of Directors and who is not an employee of the Company or any subsidiary.

              2.10 "Disciplinary Reason" has the meaning ascribed to that term in the Boise Cascade, L.L.C. Corporate Policy 10.2, Termination of Employment.

              2.11 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

              2.12 "Exempt Person" shall mean (i) Forest Products Holdings, L.L.C. or (ii) Madison Dearborn. "Madison Dearborn" means Madison Dearborn Partners, L.L.C. and any investment fund controlled by or under common control with Madison Dearborn Partners, L.L.C., and any officer, director or employee of such persons, or any trust, corporation, partnership or other entity of which 80% or more of the controlling interest is held by such persons or any combination of these identified relationships.

              2.13 "Fair Market Value" of a share of Stock means the closing price of the Stock as reported by the consolidated tape of the New York Stock Exchange on the date in question, unless otherwise specified by the Committee. If there are no Stock transactions on a particular date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Stock transactions, unless otherwise specified by the Committee.

                     The Committee may in its sole discretion specify a different date or dates on which Fair Market Value will be determined or may specify a price that is at or within the range of the high and low selling prices of the Stock on the New York Stock Exchange, that is the actual selling price, or that is an average of prices over a number of trading days for the purpose of calculating Fair Market Value; provided that the Fair Market Value specified for Incentive Stock Options shall comply with applicable laws and regulations.

              2.14 "Incentive Stock Option" means an Option that is an "incentive stock option" within the meaning of Section 422 of the Code, or any successor provision, and that is designated by the Committee as an Incentive Stock Option.

              2.15 "Nonqualified Stock Option" means an Option other than an Incentive Stock Option.

              2.16 "Option" means the right to purchase a stated number of shares of Stock at a stated price for a stated period of time, granted pursuant to Section 7.

              2.17 "Participant" means an employee of the Company or a subsidiary or a Director to whom an Award is granted pursuant to the Plan, or upon the death of

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the Participant, his or her successors, heirs, executors, and administrators, as the case may be.

              2.18 "Performance Goals" means the objectives established by the Committee in its sole discretion with respect to any performance-based Awards that relate to one or more business criteria within the meaning of Section 162(m) of the Code. Performance Goals may include or be based upon, without limitation: sales; gross revenue; gross margins; internal rate of return; cost; ratio of debt to debt plus equity; profit before tax; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; earnings per share; operating earnings; economic value added; ratio of operating earnings to capital spending; cash flow; free cash flow; net operating profit; net income; net earnings; net sales or net sales growth; price of Stock; return on capital, net assets, equity, or shareholders' equity; segment income; market share; productivity ratios; expense targets; working capital targets; or total return to shareholders. Performance Goals may (a) be used to measure the performance of the Company as a whole or any subsidiary, business unit or segment of the Company, (b) include or exclude (or be adjusted to include or exclude) extraordinary items, and/or (c) reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group, index, or other external measure, in each case as determined by the Committee in its sole discretion.

              2.19 "Performance Share" means an Award of a number of shares granted to a Participant pursuant to Section 12 which is initially valued according to Fair Market Value and is paid out based on the achievement of stated Performance Goals during a stated period of time.

              2.20 "Performance Unit" means an Award granted to a Participant pursuant to Section 11 which is paid out based on the achievement of stated Performance Goals during a stated period of time.

              2.21 "Restricted Stock" means Stock granted to a Participant which is subject to forfeiture and restrictions as set forth in Section 9.

              2.22 "Restricted Stock Units" means an Award granted to a Participant pursuant to Section 10 which is subject to forfeiture and restrictions.

              2.23 "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time.

              2.24 "Securities Act" means the Securities Act of 1933, as amended from time to time.

              2.25   "Stock" means Class A Common Stock of the Company.

              2.26 "Stock Appreciation Right" or "SAR" means the right to receive an amount calculated as provided in and granted pursuant to Section 8.

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              2.27   "Stock Bonus" means a bonus payable in shares of Stock
granted pursuant to Section 14.

       3.     STOCK SUBJECT TO THE PLAN.

              3.1 SHARES AVAILABLE FOR AWARDS. The maximum number of shares of Stock available for grant to Participants under this Plan shall be 3,350,000 shares (subject to adjustment as provided herein). Shares covered by an Award shall only be counted as used to the extent they are actually issued, except that the full number of Stock Appreciation Rights granted that are to be settled by the issuance of Shares shall be counted against the number of Shares available for Awards under the Plan, regardless of the number of Shares actually issued upon settlement of such Stock Appreciation Rights. Shares may be authorized but unissued Stock or authorized and issued Stock held in the Company's treasury. All shares of Stock available for grant under the Plan shall be available for any Awards, including Options and Stock Appreciation Rights. Shares of Stock related to an Award which is cancelled, expired, terminated, forfeited, surrendered, or otherwise settled without the issuance of any Stock, and shares of Stock related to an Award which is settled in cash in lieu of Stock shall again be available for Awards under this Plan.

              3.2 PERFORMANCE-BASED AWARD LIMITATION. Awards that are designed to comply with the performance-based exception from the tax deductibility limitation of Section 162(m) of the Code shall be subject to the following rules:

                     (a) The number of shares of Stock that may be granted in the form of Options in a single fiscal year to a Participant may not exceed 1,500,000.

                     (b) The number of shares of Stock that may be granted in the form of SARs in a single fiscal year to a Participant may not exceed 1,500,000.

                     (c) The number of shares of stock that may be granted in the form of Restricted Stock in a single fiscal year to a Participant may not exceed 1,500,000.

                     (d) The number of Restricted Stock Units that may be granted in a single fiscal year to a Participant may not exceed 1,500,000.

                     (e) The number of shares of Stock that may be granted in the form of Performance Shares in a single fiscal year to a Participant may not exceed1,500,000.

                     (f) The maximum amount that may be paid to a Participant for Performance Units granted in a single fiscal year to the Participant may not exceed $4,000,000.

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              3.3    ADJUSTMENT FOR CHANGE IN CAPITALIZATION. In the event of
any recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, share repurchase, share exchange, reclassification, or other similar corporate transaction or event, unless otherwise determined by the Committee in its sole discretion, (a) the number and kind of shares of stock which may thereafter be issued in connection with Awards; (b) the number and kind of shares of stock or other property issued or issuable in respect of outstanding Awards; (c) the exercise price, grant price, or purchase price relating to any Award; and (d) the maximum number of shares subject to Awards which may be awarded to any employee during any fiscal year of the Company shall be equitably adjusted as necessary to prevent the dilution or enlargement of the rights of Participants; provided that, with respect to Incentive Stock Options, adjustments shall be made in accordance with Section 424 of the Code.

       4.     ADMINISTRATION OF THE PLAN.

              4.1 AUTHORITY AND DELEGATION. The Committee shall have final discretion, responsibility, and authority to administer and interpret the Plan. This includes the discretion and authority to determine all questions of fact, eligibility, or benefits relating to the Plan. The Committee may also adopt any rules it deems necessary to administer the Plan. Any interpretation, determination, decision, or other action made or taken by the Committee shall be final and binding on Participants. The Committee's responsibilities for administration and interpretation of the Plan shall be exercised by employees of the Company or a subsidiary who have been assigned those responsibilities by the Company's management. Any employee exercising responsibilities relating to the Plan in accordance with this section shall be deemed to have been delegated the discretionary authority vested in the Committee with respect to those responsibilities, unless limited in writing by the Committee.

              4.2 TERMS AND CONDITIONS OF AWARDS. The Committee shall have final discretion, responsibility, and authority to:

                     (a)    grant Awards;

                     (b) determine the Participants to whom and the times at which Awards shall be granted;

                     (c) determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate, and the applicable terms, conditions, and restrictions, including the length of time for which any restriction shall remain in effect;

                     (d) establish and administer Performance Goals relating to any Award;

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                     (e)    establish the rights of Participants with respect to
an Award upon termination of employment or termination of service as a Director (which may be different based on the reason for termination);

                     (f) determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered, provided that any Committee action taken in this respect must not result in an Award being considered "nonqualified deferred compensation" under
Section 409A of the Code;

                     (g) make adjustments in the Performance Goals in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles;

                     (h)    determine the terms and provisions of Agreements;
and

                     (i) make all other determinations deemed necessary or advisable for the administration of the Plan.

The Committee may solicit recommendations from the Company's management with respect to any or all of the items listed above.

                     The Committee shall determine the terms and conditions of each Award at the time of grant. The Committee may establish different terms and conditions for different Participants, for different Awards, and for the same Participant for each Award the Participant may receive, whether or not granted at different times.

       5. ELIGIBILITY. The persons who shall be eligible to receive Awards pursuant to the Plan shall be employees of the Company and its subsidiaries and affiliates (including elected officers of the Company, whether or not they are directors of the Company) selected by the Committee from time to time, and Directors. The grant of an Award at any time to any person shall not entitle that person to a grant of an Award at any future time.

       6. AWARDS UNDER THE PLAN; AGREEMENT. Awards that may be granted under the Plan consist of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, Annual Incentive Awards, and Stock Bonuses, all as described below.

              Each Award granted under the Plan, except unconditional Stock Bonuses, shall be evidenced by an Agreement which shall contain such provisions as the Committee may, in its sole discretion, deem necessary or desirable which are not in conflict with the terms of the Plan. By accepting an Award, a Participant agrees that the Award shall be subject to all of the terms and provisions of the Plan and the applicable Agreement.

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       7.     OPTIONS.

              7.1 TERMS AND AGREEMENT. Subject to the terms of the Plan, Options may be granted to Participants at any time as determined by the Committee. The Committee shall determine, and the Agreement shall reflect, the following for each Option granted:

                     (a)    the number of shares subject to each Option;

                     (b) duration of the Option (provided that no Option shall have an expiration date later than the day after the 10th anniversary of the date of grant);

                     (c)    vesting requirements, if any;

                     (d) whether the Option is an Incentive Stock Option or a Nonqualified Stock Option;

                     (e) the amount and duration of related Stock Appreciation Rights, if any, and any conditions upon their exercise;

                     (f) the exercise price for each Option (which shall not be less than the Fair Market Value on the date of the grant);

                     (g) the permissible method(s) of payment of the exercise price;

                     (h) the rights of the Participant upon termination of employment or service as a Director (which may be different based on the reason for termination), provided that the termination rights for Participants receiving Incentive Stock Options shall conform to Section 422 of the Code; and

                     (i) any other terms or conditions established by the Committee.

              7.2    EXERCISE OF OPTIONS.

                     (a) Options shall be exercisable at such times and subject to such restrictions and conditions as the Committee, in its sole discretion, deems appropriate, which need not be the same for all Participants.

                     (b) An Option shall be exercised by delivering written notice as specified in the Agreement on the form of notice provided by the Company. Options may be exercised in whole or in part.

                            For a Participant who is subject to Section 16 of
the Exchange Act, the Company may require that the method of payment comply with
Section 16 and the rules and regulations thereunder. Any payment in shares of Stock, if

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permitted, shall be made by delivering the shares to the corporate secretary of the Company, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents and evidence as the secretary shall require.

                     (c) Certificates for shares of Stock purchased upon the exercise of an Option shall be issued in the name of or for the account of the Participant or other person entitled to receive the shares and delivered to the Participant or other person as soon as practicable following the effective date on which the Option is exercised.

              7.3 INCENTIVE STOCK OPTIONS. Notwithstanding anything in the Plan to the contrary, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended, or altered, nor shall any discretion or authority granted under the Plan be exercised so as to disqualify the Plan under Section 422 of the Code, or, without the consent of any affected Participant, to cause any Incentive Stock Option previously granted to fail to qualify for the federal income tax treatment afforded under Section 421 of the Code. Incentive Stock Options shall not be granted to Directors. Incentive Stock Options shall not be granted under the Plan on or after the tenth anniversary of the Effective Date.

              7.4 LEAVE OF ABSENCE OR TRANSFER. Transfer between the Company and any subsidiary or affiliate of the Company, or between subsidiaries of the Company, or a leave of absence duly authorized by the Participant's employer, shall not be deemed a termination of employment. A Participant may not, however, exercise an Option or related Stock Appreciation Right during any leave of absence unless authorized to do so by Boise Cascade, L.L.C.'s compensation manager.

              7.5 REDUCTION IN PRICE OR REISSUANCE. In no event shall the Committee cancel any outstanding Option for the purpose of reissuing the Option to the Participant at a lower exercise price or reduce the exercise price of a previously issued Option.

              7.6 AGGREGATE GRANT. The aggregate number of shares of Stock with respect to which Options or Stock Appreciation Rights may be granted to a single Participant throughout the duration of the Plan may not exceed 30% of the total number of shares of Stock available for issuance pursuant to Section 3.1.

       8.     STOCK APPRECIATION RIGHTS.

              8.1 TERMS AND AGREEMENT. Subject to the terms of the Plan, Stock Appreciation Rights may be granted to Participants at any time as determined by the Committee. The Committee shall determine, and the Agreement shall reflect, the following for each SAR granted:

                     (a)    the number of shares subject to each SAR;

                     (b)    whether the SAR is a Related SAR or a Freestanding
SAR;

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                     (c)    duration of the SAR;

                     (d)    vesting requirements, if any;

                     (e) rights of the Participant upon termination of employment or termination of service as a Director (which may be different based on the reason for termination); and

                     (f) any other terms or conditions established by the Committee.

              8.2 RELATED AND FREESTANDING SARS. A Stock Appreciation Right may be granted in connection with an Option, either at the time of grant or at any time thereafter during the term of the Option (a "Related SAR"), or may be granted unrelated to an Option (a "Freestanding SAR").

              8.3 SURRENDER OF OPTION. A Related SAR shall require the holder, upon exercise, to surrender the Option with respect to the number of shares as to which the SAR is exercised, in order to receive payment. The Option will, to the extent surrendered, cease to be exercisable.

              8.4 REDUCTION IN NUMBER OF SHARES SUBJECT TO RELATED SARS. For Related SARs, the number of shares subject to the SAR shall not exceed the number of shares subject to the Option. For example, if the SAR covers the same number of shares as the Option, the exercise of a portion of the Option shall reduce the number of shares subject to the SAR to the number of shares remaining under the Option. If the Related SAR covers fewer shares than the Option, the exercise of a portion of the Option shall reduce the number of shares subject to the SAR to the extent necessary so that the number of remaining shares subject to the SAR is not more than the remaining shares under the Option.

              8.5 EXERCISABILITY. Subject to Section 8.7 and to any rules and restrictions imposed by the Committee, a Related SAR will be exercisable at the time or times, and only to the extent, that the Option is exercisable and will not be transferable except to the extent that the Option is transferable. A Freestanding SAR will be exercisable as determined by the Committee but in no event after 10 years from the date of grant.

              8.6 PAYMENT. Upon the exercise of a Stock Appreciation Right, the holder will be entitled to receive payment of an amount determined by multiplying:

                     (a) The excess of the Fair Market Value on the date of exercise over the Fair Market Value on the date of grant, by

                     (b) The number of shares with respect to which the SAR is being exercised.

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                     The Committee may limit the amount payable upon exercise of a Stock Appreciation Right. Any limitation must be determined as of the date of grant and noted on the Agreement evidencing the grant.

                     Payment will be made in Stock.

              8.7 REDUCTION IN PRICE OR REISSUANCE. In no event shall the Committee cancel any outstanding Stock Appreciation Right for the purpose of reissuing the Stock Appreciation Right to the Participant at a lower exercise price or reduce the exercise price of a previously issued Stock Appreciation Right.

              8.8 ADDITIONAL TERMS. The Committee may impose additional conditions or limitations on the exercise of a Stock Appreciation Right as it may deem necessary or desirable to secure for holders the benefits of Rule 16b-3, or any successor provision, or as it may otherwise deem advisable.

       9.     RESTRICTED STOCK.

              9.1 TERMS AND AGREEMENT. Subject to the terms of the Plan, shares of Restricted Stock may be granted to Participants at any time as determined by the Committee. The Committee shall determine, and the Agreement shall reflect, the following for the Restricted Stock granted:

                     (a)    the number of shares of Restricted Stock granted;

                     (b) the purchase price, if any, to be paid by the Participant for each share of Restricted Stock;

                     (c) the restriction period established pursuant to Subsection 9.2;

                     (d)    any requirements with respect to elections under
Section 83(b) of the Code;

                     (e) rights of the Participant upon termination of employment or termination of service as a Director (which may be different based on the reason for termination); and

                     (f) any other terms or conditions established by the Committee.

              9.2 RESTRICTION PERIOD. At the time of the grant of Restricted Stock, the Committee shall establish a restriction period for the shares granted, which may be time-based, based on the achievement of specified Performance Goals, a combination of time- and Performance Goal-based, or based on any other criteria the Committee deems appropriate. The Committee may divide the shares into classes and assign a different restriction period for each class. The Committee may impose additional conditions or restrictions upon the vesting of the Restricted Stock as it deems fit in its

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sole discretion. If all applicable conditions are satisfied, then upon the termination of the restriction period with respect to a share of Restricted Stock, the share shall vest and the restrictions of Section 9.3 shall lapse. To the extent required to ensure that a Performance Goal-based Award of Restricted Stock to an executive officer is deductible by the Company pursuant to Section 162(m) of the Code, any such Award shall vest only upon the Committee's determination that the Performance Goals applicable to the Award have been attained.

              9.3 RESTRICTIONS ON TRANSFER PRIOR TO VESTING. Prior to the vesting of Restricted Stock, the Participant may not sell, assign, pledge, hypothecate, transfer, or otherwise encumber the Restricted Stock. Upon any attempt to transfer rights in a share of Restricted Stock, the share and all related rights shall immediately be forfeited by the Participant. Upon the vesting of a share of Restricted Stock, the transfer restrictions of this section shall lapse with respect to that share.

              9.4 RIGHTS AS A SHAREHOLDER. Except for the restrictions set forth here and unless otherwise determined by the Committee, the Participant shall have all the rights of a shareholder with respect to shares of Restricted Stock, including but not limited to the right to vote and the right to receive dividends.

              9.5    ISSUANCE OF CERTIFICATES.

                     (a) Following the date of grant, upon the Participant's request, the Company shall issue a stock certificate, registered in the name of or for the account of the Participant to whom the shares of Restricted Stock were granted, evidencing the shares. Each stock certificate shall bear the following legend:

                     The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms, and conditions (including forfeiture provisions and restrictions against transfer) contained in the Boise Incentive and Performance Plan and an Agreement entered into between the registered owner of the shares and Boise Cascade Company.

This legend shall not be removed until the shares vest pursuant to the terms stated.

                     (b) Each certificate, together with the stock powers relating to the shares of Restricted Stock evidenced by the certificate, shall be held by the Company unless the Committee determines otherwise.

                     (c) Following the date on which a share of Restricted Stock vests, upon a Participant's request, the Company shall cause to be delivered to the Participant to whom the shares were granted, a certificate evidencing the share free of the legend stated in subsection (a) above.

                     (d) Unless a Participant requests a stock certificate as provided in subsections (a) and (c) above, the shares shall be maintained in book-entry form by the Company.

              9.6 SECTION 83(b) ELECTION. The Committee may provide in the Agreement that the Award is conditioned upon the Participant making or not making an election under Section 83(b) of the Code. If the Participant makes an election pursuant to Section 83(b) of the Code, the Participant shall be required to file a copy of the election with the Company within 10 days.

       10.    RESTRICTED STOCK UNITS.

              10.1 TERMS AND AGREEMENT. Subject to the terms of the Plan, Restricted Stock Units may be granted to Participants at any time as determined by the Committee. The Committee shall determine, and the Agreement shall reflect, the following for the Restricted Stock Units granted:

                     (a)    the number of Restricted Stock Units awarded:

                     (b) the purchase price, if any, to be paid by the Participant for each Restricted Stock Unit;

                     (c) the restriction period established pursuant to Subsection 10.2;

                     (d) rights of the Participant upon termination of employment or termination of service as a Director (which may be different based on the reason for termination); and

                     (e) any other terms or conditions established by the Committee.

              10.2 RESTRICTION PERIOD. At the time of the grant of Restricted Stock Units, the Committee shall establish a restriction period, which may be time-based, based on the achievement of specified Performance Goals, a combination of time- and Performance Goal-based, or based on any other criteria the Committee deems appropriate. The Committee may divide the awarded units into classes and assign a different restriction period for each class. The Committee may impose any additional conditions or restrictions upon the vesting of the Restricted Stock Units as it deems fit in its sole discretion. If all applicable conditions are satisfied, then upon the termination of the restriction period with respect to a Restricted Stock Unit, the unit shall vest. To the extent required to ensure that a Performance Goal-based Award of Restricted Stock Units to an executive officer is deductible by the Company pursuant to Section 162(m) of the Code, any such Award shall become vested only upon the Committee's determination that the Performance Goals applicable to the Award, if any, have been attained.

              10.3 PAYMENT. Upon vesting of a Restricted Stock Unit, the Participant shall be entitled to receive payment of an amount equal to the Fair Market Value of one share of Stock. Payment may be made in cash, Stock, or a combination of cash and Stock, in the Committee's sole discretion.

       11.    PERFORMANCE UNITS.

              11.1 TERMS AND AGREEMENT. Subject to the terms of the Plan, Performance Units may be granted to Participants at any time as determined by the Committee. The Committee shall determine, and the Agreement shall reflect, the following for the Performance Units granted:

                     (a)    the number of Performance Units awarded;

                     (b)    the initial value of a Performance Unit;

                     (c) the rights of the Participant upon termination of employment or termination of service as a Director (which may be different based on the reason for termination);

                     (d) the performance period and Performance Goals applicable to the Award; and

                     (e) any other terms or conditions established by the Committee.

              11.2 PAYMENT. After the applicable performance period has ended, the Committee will review the Performance Goals and determine the amount payable with respect to the Award, based upon the extent to which the Performance Goals have been attained within the performance period and any other applicable terms and conditions. Payment of earned Performance Units may be made in cash, Stock, or a combination of cash and Stock, in the Committee's sole discretion.

       12.    PERFORMANCE SHARES.

              12.1 TERMS AND AGREEMENT. Subject to the terms of the Plan, Performance Shares may be granted to Participants at any time as determined by the Committee. The Committee shall determine, and the Agreement shall reflect, the following for the Performance Shares granted:

                     (a)    the number of Performance Shares awarded;

                     (b) the performance period and Performance Goals applicable to the Award;

                     (c) whether dividend equivalents will be credited with respect to Performance Shares, and if so, any accrual, forfeiture, or payout restrictions on the dividend equivalents; provided that dividend equivalents will not be credited if they are determined to be "nonqualified deferred compensation" under Section 409A of the Code;

                     (d) the rights of the Participant upon termination of employment or service as a Director (which may be different based on the reason for termination); and

                     (e) any other terms or conditions established by the Committee.

              12.2 INITIAL VALUE. The initial value of each Performance Share shall be the Fair Market Value on the date of grant.

              12.3 PAYMENT. After the applicable performance period has ended, the Committee will review the Performance Goals and determine the amount payable with respect to the Award, based upon the extent to which the Performance Goals have been attained within the performance period and any other applicable terms and conditions. Payment of earned Performance Shares may be made in cash, Stock, or a combination of cash and Stock, as determined by the Committee in its sole discretion.

       13.    ANNUAL INCENTIVE AWARDS.

              13.1 AWARD PERIOD AND PERFORMANCE GOALS. The award period for Annual Incentive Awards is a fiscal year, which may be a calendar year. Within 90 days of the beginning of each award period, the Committee shall establish the specific Performance Goals to be achieved in order for Participants to earn an Annual Incentive Award. The Committee shall establish a mathematical formula pursuant to which an Award equal to a specified percentage of a Participant's salary shall be earned upon the attainment of specific levels of the applicable Performance Goals. This formula may take into account Performance Goals achieved in prior years. The Performance Goals and formula, once established, shall continue for subsequent years unless modified by the Committee. The Performance Goals applicable to an Award Period, and the formula pursuant to which Award amounts shall be determined, shall be selected and published within 90 days from the beginning of the award period.

              13.2 PAYMENT. As soon as practical after the conclusion of the award period, the Committee shall review and evaluate the Performance Goals applicable to that award period in light of performance measured in accordance with the goals and shall determine whether the goals have been satisfied. If satisfied, the Committee shall so certify in a written statement and shall apply the criteria to determine the amount of the Award for each Participant, subject to the Committee's right to reduce or eliminate the amount of any Award under
Section 30. Payment of earned Annual Incentive Awards may be made in cash, Stock, or a combination of cash and Stock, in the Committee's sole discretion. No Award may be paid to a Participant in excess of $3,000,000 for any single year.

       14. STOCK BONUSES. Subject to the terms of the Plan, a Stock Bonus may be granted to one or more Participants at any time as determined by the Committee. If the Committee grants a Stock Bonus, a certificate for the shares of Stock constituting the Stock Bonus shall be issued in the name of the Participant to whom the grant was made and delivered as soon as practicable after the date on which the Stock Bonus is payable.

       15.    RIGHTS AS A SHAREHOLDER. Except as otherwise provided in Section
9.4 with respect to Restricted Stock, no person shall have any rights as a shareholder with respect to any shares of Stock covered by or relating to an Award until the date of issuance of a stock certificate with respect to the shares (or, if such shares are held in "book-entry" form, the date upon which a stock certificate first could have been issued). Except as otherwise provided in Sections 3.3 and 12.1, no adjustment to any Award shall be made for dividends or other rights for which the record date occurs prior to the date the stock certificate is issued.

       16. EMPLOYMENT NOT GUARANTEED. This Plan is not intended to and does not create a contract of employment in any manner. Employment with the Company and/or any subsidiary or affiliate of the Company is at will, which means that either the employee or the employer may end the employment relationship at any time and for any reason. Nothing in this Plan changes, or should be construed as changing, that at-will relationship.

       17.    SECURITIES MATTERS.

              17.1 DELIVERY OF STOCK CERTIFICATES. Notwithstanding anything in this Plan to the contrary, the Company shall not be obligated to issue or deliver any certificates evidencing shares of Stock unless and until (a) the Company is advised by its counsel that the issuance and delivery of certificates is in compliance with all applicable laws, regulations of governmental authority, and the requirements of any securities exchange on which the Stock is traded; and (b) any governmental approvals the Company deems necessary or advisable have been obtained. The Committee may require, as a condition of the issuance and delivery of certificates, that the recipient make any agreements and representations and that the certificates bear any legends as the Committee, in its sole discretion, deems necessary or desirable.

              17.2 WHEN TRANSFER IS EFFECTIVE. The transfer of any shares of Stock shall be effective only when counsel to the Company has determined that the issuance and delivery of the shares is in compliance with all applicable laws, regulations, and the requirements of any securities exchange on which shares of Stock are traded. The Committee may, in its sole discretion, defer the effectiveness of any transfer of shares of Stock in order to allow the issuance of the shares to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Committee shall inform the Participant in writing of its decision to defer the effectiveness of a transfer. During the period of deferral in connection with the exercise of an Option, the Participant may, by written notice, withdraw the exercise and obtain the refund of any amount paid in connection with the exercise.

       18. WITHHOLDING TAXES. When cash is to be paid pursuant to an Award, an amount sufficient to satisfy any federal and state taxes required by law to be withheld shall be deducted from the payment. When shares of Stock are to be delivered pursuant to an Award, the Company may require the Participant to remit in cash an amount sufficient to satisfy any federal and state taxes required by law to be withheld. With the Committee's approval, a Participant may elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares of Stock having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate. The shares shall be valued at Fair Market Value on the date the amount of tax to be withheld is determined. Notwithstanding the foregoing, (i) if the Company is not using APB Opinion 25 to account for equity awards in its financial statements, or (ii) with respect to Annual Incentive Awards or Awards of Performance Units, the Company may permit Participants to elect in writing, subject to restrictions imposed by the Company, to have additional tax withheld in a total amount equal to the tax that could be imposed on the transaction.

       19. AMENDMENT AND TERMINATION. The Committee may, at any time, amend or terminate the Plan; provided that no amendment shall be made without shareholder approval if approval is required under applicable law or if the amendment would (a) decrease the grant or exercise price of any Stock-based Award to less than the Fair Market Value on the date of grant, (b) increase the total number of shares of Stock available under the Plan, or (c) materially increase either the cost of the Plan to the Company or the benefits to Participants. Any amendment or termination shall not (1) violate Section 409A of the Code, or (2) adversely affect the vested or accrued rights or benefits of any Participant without the Participant's prior consent, provided that an amendment may adversely affect the vested or accrued rights of a Participant without the Participant's prior consent if such amendment is necessary to comply with Section 409A of the Code or if, in the Committee's sole discretion, not amending a Participant's vested or accrued rights or benefits would have adverse consequences to the Company.

       20. TRANSFERS UPON DEATH; NONASSIGNABILITY. Upon the death of a Participant, outstanding Awards granted to the Participant may be exercised only by the executor or administrator of the Participant's estate or by a person who has acquired the right to exercise by will or the laws of descent and distribution. No transfer of an Award by will or the laws of descent and distribution shall be effective to bind the Company unless the Committee has been furnished with (a) written notice and a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer, and (b) an agreement by the transferee to comply with all the terms and conditions of the Award that would have applied to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Award.

              During the lifetime of a Participant, no Award is transferable, except that the Committee may, in its sole discretion, permit the transfer of an outstanding Award to the extent allowable under then-current law. Subject to applicable law, the Committee's approval, and any conditions that the Committee may prescribe, a Participant may, upon providing written notice to the secretary of the Company, elect to transfer an Award to a member or members of his or her immediate family (including, but not limited to, children, grandchildren, and spouse, or a trust for the benefit of immediate family members or a partnership in which immediate family members are the only partners) or to other persons or entities approved by the Committee; provided, however, that no transfer by any Participant may be made in exchange for consideration.

       21. EXPENSES AND RECEIPTS. The expenses of the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Award may be used for general corporate purposes.

       22.    CHANGE IN CONTROL PROVISIONS.

              22.1 VESTING AND EXERCISABILITY. Notwithstanding any other provision of this Plan to the contrary, the provisions of this Article 22 shall apply in the event of a Change in Control, unless otherwise determined by the Committee in connection with the grant of an Award as reflected in the applicable Award Agreement. Upon a Change in Control, all then-outstanding Stock Options and Stock Appreciation Rights shall become fully vested and exercisable, and all other then-outstanding Awards that are subject solely to time-based vesting shall vest in full and be free of restrictions, except to the extent that another Award meeting the requirements of Section 22.2 (a "Replacement Award") is provided to the Participant to replace such Award (the "Replaced Award"); provided that, the Committee shall have the discretion to provide in any Award Agreement that, if no Replacement Award is granted, all then-outstanding Stock Options subject to such Award Agreement shall automatically terminate if not exercised prior to or in connection with such Change in Control and the value of all Stock Appreciation Rights and all other Awards that are subject solely to time-based vesting subject to such Award Agreement shall be finally be determined with reference to such Change in Control. Upon a Change in Control, the treatment of any other Awards shall be as determined by the Committee at the time of grant, as reflected in the applicable Award Agreement.

              22.2 REPLACEMENT AWARDS. An Award shall meet the conditions of this Section 22.2 and qualify as a Replacement Award if:

                     (a) it has a value at least equal to the value of the Replaced Award as determined by the Committee in its sole discretion;

                     (b) it relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control; and

                     (c) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control).

Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award as long as the preceding requirements of this Section 22.2 are satisfied. The determination of whether the requirements of this Section 22.2 are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.

              22.3 SUBSEQUENT TERMINATION OF EMPLOYMENT. Upon a termination of employment or termination of directorship of a Participant occurring in connection with or during the period of two (2) years after such Change in Control, other than termination for a Disciplinary Reason, (i) all Replacement Awards held by the Participant shall become fully vested and (if applicable) exercisable and free of restrictions, and (ii) all Stock Options and Stock Appreciation Rights held by the Participant immediately before the termination of employment or termination of directorship that the Participant held as of the date of the Change in Control or that constitute Replacement Awards shall remain exercisable for not less than one (1) year following such termination or until the expiration of the stated term of such Stock Option or SAR, whichever period is shorter; provided, that if the applicable Award Agreement provides for a longer period of exercisability, that provision shall control.

              22.4 TERMINATION PRIOR TO CHANGE IN CONTROL. Any Participant who is an elected officer of the Company and whose employment is involuntarily terminated for any reason other than a Disciplinary Reason within three months prior to the date of the Change in Control, shall be treated, solely for purposes of this Plan, as continuing in the Company's employment until the occurrence of the Change in Control, and to have been terminated immediately thereafter.

              22.5 NO AMENDMENT. Notwithstanding Section 19, upon a Change in Control, the provisions of this Section 22 may not be amended in any respect for twelve months following a Change in Control but may be amended thereafter.

       23. CLAIMS PROCEDURE. Claims for benefits under the Plan shall be filed in writing, within 90 days after the event giving rise to a claim, with Boise Cascade, L.L.C.'s compensation manager, who shall have absolute discretion to interpret and apply the Plan, evaluate the facts and circumstances, and make a determination with respect to the claim in the name and on behalf of the Company. The claim shall include a statement of all facts the Participant believes relevant to the claim and copies of all documents, materials, or other evidence that the Participant believes relevant to the claim. Written notice of the disposition of a claim shall be furnished to the Participant within 90 days after the application is filed. This 90-day period may be extended an additional 90 days for special circumstances by the compensation manager, in his or her sole discretion, by providing written notice of the extension to the claimant prior to the expiration of the original 90-day period. If the claim is denied, the compensation manager shall notify the claimant in writing. This written notice shall:

              (a)    state the specific reasons for the denial;

              (b) refer to Plan provisions on which the determination is based;

              (c) describe any additional material or information necessary for the claimant to perfect the claim and explain why the information is necessary; and

              (d) explain how the claimant may submit the claim for review and state applicable time limits.

       24. CLAIMS REVIEW PROCEDURE. Any Participant, former Participant, or Beneficiary of either, who has been denied a benefit claim, shall be entitled, upon written request, to access to or copies of all documents and records relevant to his or claim and to a review of his or her denied claim. A request for review, together with a written statement of the claimant's position and any other comments, documents, records, or information that the claimant believes relevant to his or her claim, shall be filed no later than 60 days after receipt of the written notification provided for in Section 23 and shall be filed with Boise Cascade, L.L.C.'s compensation manager. The manager shall promptly inform Boise Cascade, L.L.C.'s senior human resources officer. The senior human resources officer shall make his or her decision, in writing, within 60 days after receipt of the claimant's request for review. This 60-day period may be extended an additional 60 days if, in the senior human resources officer's sole discretion, special circumstances warrant the extension and if the senior human resources officer provides written notice of the extension to the claimant prior to the expiration of the original 60-day period. The written decision shall be final and binding on all parties and shall state the facts and specific reasons for the decision and refer to the Plan provisions upon which the decision is based.

       25. LAWSUITS; VENUE; APPLICABLE LAW. No lawsuit claiming entitlement to benefits under this Plan may be filed prior to exhausting the claims and claims review procedures described in Sections 23 and 24. Any lawsuit must be initiated no later than (a) one year after the event(s) giving rise to the claim occurred, or (b) 60 days after a final written decision was provided to the claimant under Section 24, whichever is sooner. Any legal action involving benefits claimed or legal obligations relating to or arising under this Plan may be filed only in Federal District Court in the city of Boise, Idaho. Federal law shall be applied in the interpretation and application of this Plan and the resolution of any legal action. To the extent not preempted by federal law, the laws of the state of Delaware shall apply.

       26. PARTICIPANT RIGHTS. No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation to treat Participants uniformly.

       27. UNSECURED GENERAL CREDITOR. Participants and their beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, interest, or claims in any property or assets of the Company. The assets of the Company shall not be held under any trust for the benefit of Participants, their beneficiaries, heirs, successors, or assigns, or held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. Any and all Company assets shall be, and remain, the general, unpledged, unrestricted assets of the Company. The Company's obligation under the Plan shall be an unfunded and unsecured promise of the Company.

       28. NO FRACTIONAL SHARES. No fractional shares of Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of any fractional shares or whether fractional shares or any rights to fractional shares shall be forfeited or otherwise eliminated.

       29. BENEFICIARY. A Participant who is an elected officer of the Company or a Director may file with the Committee a written designation of a beneficiary on the form prescribed by the Committee and may, from time to time, amend or revoke the designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant's estate shall be deemed to be the Participant's beneficiary.

       30. NO DEFERRED COMPENSATION. No deferral of compensation (as defined under Code Section 409A or guidance thereto) shall be permitted under this Plan. However, the Committee may permit deferrals of compensation pursuant to a separate plan which meets the requirements of Code Section 409A and the regulations thereunder. Additionally, to the extent any Award is subject to Code
Section 409A, notwithstanding any provision herein to the contrary, the Plan does not permit the acceleration of the time or schedule of any distribution related to such Award, except as permitted by Code Section 409A, the regulations thereunder, and/or the Secretary of the United States Treasury.

       31. SECTION 162(m). The Plan is designed and intended, and all provisions shall be construed in a manner, to comply, to the extent applicable, with Section 162(m) of the Code and the regulations thereunder. To the extent permitted by Section 162(m), the Committee shall have sole discretion to reduce or eliminate the amount of any Award which might otherwise become payable upon attainment of a Performance Goal.

       32. FORM OF COMMUNICATION. Any election, application, claim, notice, or other communication required or permitted to be made by a Participant to the Committee or the Company shall be made in writing and in such form as the Company may prescribe. Any communication shall be effective upon receipt by the Company's compensation manager at 1111 West Jefferson Street, P.O. Box 50, Boise, Idaho 83728.

       33. SEVERABILITY. If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected.

       34. EFFECTIVE DATE AND TERM OF PLAN. The Plan shall be effective as of the consummation of the Company's initial public offering. The Plan will expire on the tenth anniversary of the effective date. The Board of Directors or the Committee may terminate the Plan at any time prior to such expiration date. Awards outstanding at the expiration or termination of the Plan shall remain in effect according to their terms and the provisions of the Plan.